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                                                                   Exhibit 4.4



                    STEWART INFORMATION SERVICES CORPORATION
                             1997 STOCK OPTION PLAN
                               FOR REGION MANAGERS


                  1. Purpose. The purpose of the Stewart Information Services Corporation 1997 Stock Option Plan for Region Managers (the "Plan") is to provide compensation in the form of ownership of the common stock, $1.00 par value ("Common Stock"), of Stewart Information Services Corporation, a Delaware corporation (the "Company"), to Region Managers of the Company and its subsidiaries, and is intended to advance the best interest of the Company by providing certain persons having substantial responsibility for its management and growth with additional incentive and by increasing their proprietary interest in the success of the Company, thereby encouraging them to remain in its employ.

                  2. Eligibility. The individuals who shall be eligible to participate in the Plan shall be those full-time key employees, including officers and directors, if they are employed at the time of grant as a Region Manager (or an equivalent position) of the Company, or of any parent or subsidiary corporation, as the Committee shall determine during the term of this Plan. As used herein, "Region Manager" includes any such employee determined by the Compensation Committee to have a position equivalent to a Region Manager. No individual shall be eligible to receive an Option under the Plan while that individual is a member of the Committee.

                  No person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company shall be eligible to receive an Option that is an incentive stock option unless, at the time that the Option is granted, (i) the option price is at least 110% of the fair market value of the Common Stock at such time and (ii) the Option by its own terms is not exercisable after the expiration of five years from the date the Option is granted.

                  A person will be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust will be considered as being owned proportionately by or for its shareholders, partners or beneficiaries.

                  3. Administration of the Plan. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. All questions of interpretation and application of the Plan, or as to options granted under it, shall be subject to the determination of a majority of the Committee. The Committee in exercising any power or authority granted under this Plan or in making any determination under this Plan shall perform or refrain from performing those acts using its sole discretion and judgment. Any decision made by the Committee or any refraining to act or any act taken by the Committee in good faith shall be final and binding on all parties. The Committee's decision shall never be subject to de novo

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review. When appropriate the Plan shall be administered to qualify certain of the Options granted under it as "incentive stock options" described in Section 422 of the Internal Revenue Code of 1986, as amended.

                  4. Stock Reserved for the Plan. The shares subject to the Plan shall consist of unissued shares of the Common Stock or previously issued shares reacquired and held by the Company or its subsidiaries. The total amount of the Common Stock with respect to which options may granted under the Plan ("Options") shall not exceed 100,000 shares in aggregate. The class and aggregate number of shares that may be subject to Options shall be subject to adjustment under Section . This number of shares shall be and is hereby reserved for issuance pursuant to this Plan. Any of such shares that may remain unsold and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan. Should any Option expire or be canceled before its exercise in full, the shares theretofore subject to such option may again be made subject to an Option.

                  5. Grant of Options. The Committee may grant the following options any time during the term of this Plan to any Region Manager Company that it chooses:

                  (a) "Incentive" Stock Options. The Committee may grant to a Region Manager an Option, or Options, to buy a stated number of shares of Common Stock under the terms and conditions of the Plan, which Option or Options would be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

                  (b) "Non-incentive" Stock Options. The Committee may grant to a Region Manager an Option, or Options, to buy a stated number of shares of Common Stock under the terms and conditions of the Plan, which Option or Options would not constitute an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

                  Each option granted shall be approved by the Committee. Subject only to any applicable limitations set forth in this Plan, the number of shares of Common Stock to be covered by an Option shall be as determined by the Committee.

                  6. Factors to be Considered. In determining the number of shares subject to an Option granted in any given year to a particular Region Manager, the Committee shall consider whether:

                  (i) pretax profits in the Region Manager's territory have increased over the prior year as reported on the Region Manager's profit center statement;

                  (ii) Cash to Houston for the Region Manager's territory has increased over the prior year;


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                  (iii)    the percentage of claim dollars to revenues in the
                           Region Manager's territory as reported on Schedule XL has decreased over the prior year;

                  (iv) delinquencies to STC - Houston have decreased or maintained at zero level from the prior year;

                  (v) market share has increased in the Region Manager's territory over the prior year;

                  (vi) the Region Manager has made efforts to expand territory through expansion of markets and/or sale of new products;

                  (vii) the Region Manager's territory complies with company policy relating to agency visits, audits, automation, training, benefit participation; and

                  (viii) the Region Manager incorporates the Company's goals and strategies into the goals for his territory.

                  The Committee shall evaluate the relative importance of these factors, and the Region Manager's standing among the recipient group as reported on the Region Performance Summary Report, in its sole and absolute discretion and shall have full power and authority to determine according to the above criteria the amount of shares subject to any Option.

                  7. Stock Appreciation Rights. Stock appreciation rights ("Stock Appreciation Rights") may be included in each Option granted under the Plan to allow the holder of an Option (an "Optionee") to surrender that Option (or a portion of the part that is then exercisable) and receive in exchange, upon a written request from the Optionee describing the special circumstances that exist which create the need to use such Stock Appreciation Rights and subject to any other conditions and limitations set by the Committee, an amount equal to the excess of the fair market value of the Common Stock covered by the Option (or the portion of it surrendered), determined as of the date of surrender, over the aggregate option price of the Common Stock. The payment will be made in shares of Common Stock valued at fair market value. Stock Appreciation Rights may be exercised only when the fair market value of the Common Stock covered by the Option surrendered exceeds the option price of the Common Stock.

                  Upon the surrender of an Option, or a portion of it, for Stock Appreciation Rights, the shares represented by the Option (or that part of it surrendered) shall not be available for reissuance under the Plan.

                  Each of the Stock Appreciation Rights (a) will expire not later than the expiration of the underlying Option, (b) may be for no more than 100% of the difference between the exercise price of the underlying Option and the fair market value of a share of the Common Stock at the time the Stock Appreciation Right is exercised, and (c) may be exercised only when the underlying Option is eligible to be exercised.

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                  8. Option Price. The price at which shares of Common Stock may be purchased pursuant to an Option that is an incentive stock option shall be not less than the fair market value of the shares of Common Stock on the date the Option is granted. The Committee in its discretion may provide that the price at which shares may be purchased shall be more than the minimum price required. If an individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the option price at which shares may be purchased under an Option that is an incentive stock option shall be not less than 110% of the fair market value of the Common Stock on the date the Option is granted.

                  9. Duration of Options. No Option that is an incentive stock option shall be exercisable after the expiration of 10 years from the date the Option is granted. The Committee in its discretion may provide that the Option shall be exercisable throughout the 10-year period or during any lesser period commencing on or after the date of grant of the Option and ending upon or before the expiration of the 10-year period. If an individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, no Option that is an incentive stock option shall be exercisable after the expiration of five years from the date the Option is granted. No Option that is a non-incentive stock option shall be exercisable after the expiration of 10 years from the date the Option is granted. The Committee in its discretion may provide that the Option shall be exercisable throughout the 10-year period or during any lesser period commencing on or after the date of grant of the Option and ending upon or before the expiration of the 10-year period.

                  10. Maximum Value of Stock Subject to Options That are Incentive Stock Options. To the extent that the aggregate fair market value (determined as of the date the Option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the Optionee in any calendar year (under this Plan and any other incentive stock option plan(s) of the Company and any parent and subsidiary corporation) exceeds $100,000, the Options shall be treated as non-incentive stock options. In making this determination, Options shall be taken into account in the order in which they were granted.

                  11. Exercise of Options. An Optionee may exercise such Optionee's Option by delivering to the Company a written notice stating (i) that such Optionee wishes to exercise such Option on the date such notice is so delivered, (ii) the number of shares of Common Stock with respect to which the Option is to be exercised and (iii) the address to which the certificate representing such shares of Common Stock should be mailed. To be effective, such written notice shall be accompanied by (i) payment of the Option Price of such shares of Common Stock and (ii) payment of an amount of money necessary to satisfy any withholding tax liability that may result from the exercise of such Option. Each such payment shall be made by cashier's check drawn on a national banking association and payable to the order of the Company in United States dollars.

                  12. Transferability of Options. Options and Stock Appreciation Rights shall not be transferable by the Optionee except by will or under the laws of descent and distribution, and shall be exercisable, during his lifetime, only by him.


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                  13. Termination of Employment or Death of Optionee. Except as
may be otherwise expressly provided herein, all Options (whether incentive or non-incentive) shall terminate on the earlier of the date of the expiration of the Option or one day less than three months after the date of severance, upon severance of the employment relationship between the Company and the Optionee, whether with or without cause, for any reason other than the death of the Optionee, including retirement or disability, during which period the Optionee shall be entitled to exercise the Option in respect of the number of shares that the Optionee would have been entitled to purchase had the Optionee exercised the Option on the date of such severance of employment. Whether authorized leave of absence, or absence on military or government service, shall constitute severance of the employment relationship between the Company and the Optionee shall be determined by the Committee at the time thereof.

                  In the event of the death of the holder of any Option (whether incentive or non-incentive) while in the employ of the Company and before the date of expiration of such Option, such Option shall continue in effect until the date of expiration of the Option. After the death of the Optionee, his executors, administrators or any person or person to whom his Option may be transferred by will or by the laws of descent and distribution, shall have the right, any time before the termination of an Option, to exercise the Option in respect to the number of shares that the Optionee would have been entitled to exercise if he had exercised the Option on the date of his death while in employment.

                  Notwithstanding the foregoing provisions of this Section , in the case of an Option that is a non-incentive stock option, the Committee may provide for a different option termination date in the option agreement with respect to such Option. For purposes of incentive stock options issued under this Plan, an employment relationship between the Company and the Optionee shall be deemed to exist during any period in which the Optionee is employed by the Company, by any parent or subsidiary corporation, by a corporation issuing or assuming an option in a transaction to which Section 424(a) of the Internal Revenue Code of 1986, as amended, applies, or by a parent or subsidiary corporation of such corporation issuing or assuming an option. For this purpose, the phrase "corporation issuing or assuming an option" shall be substituted for the word "Company" in the definitions of parent and subsidiary corporations in Section and the parent-subsidiary relationship shall be determined at the time of the corporate action described in Section 424(a) of the Internal Revenue Code of 1986, as amended. For purposes of non-incentive stock options issued under this Plan, an employment relationship between the Company and the Optionee will exist under the circumstances described above for incentive stock options and will also exist if the Optionee is transferred to an affiliate corporation approved by the Committee.

                  14. Requirements of Law. The Company shall not be required to sell or issue any shares under any Option if issuing the shares shall constitute a violation by the Optionee or the Company of any provisions of any law or regulation of any governmental authority. Each Option granted under this Plan shall be subject to the requirements that, if at any time the Board of Directors of the Company or the Committee shall determine that the listing, registration or qualification of the shares upon any securities exchange or under any state or federal law of the United states or of any other country or governmental subdivision, or the consent or approval of any

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governmental regulatory body, or investment or other representations, are necessary or desirable in connection with the issue or purchase of shares subject to an Option, that Option shall not be exercised in whole or in part unless the listing, registration, qualification, consent, approval or representations shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. Any determination in this connection by the Committee shall be final. In the event the shares issuable on exercise of an Option are not registered under the Securities Act of 1933, the Company may imprint on the certificate for those shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Securities Act of 1933:

                  "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be sold or transferred except upon registration or upon receipt by the Corporation of an opinion of counsel satisfactory to the Corporation, in form and substance satisfactory to the Corporation, that registration is not required for a sale or transfer."

The Company may, but shall in no event be obligated to, register any securities covered by this Plan under the Securities Act of 1933 (as now in effect or as later amended) and, in the event any shares are registered, the Company may remove any legend on certificates representing those shares. The Company shall not be obligated to take any other affirmative action to cause the exercise of an Option or the issuance of shares under the Option to comply with any law or regulation or any governmental authority.

                  15. No Rights as Stockholder. No Optionee shall have rights as a stockholder with respect to shares covered by his Option until the date a stock certificate is issued for the shares. Except as provided in Section 15, no adjustment for dividends, or other matters shall be made if the record date is before the date the certificate is issued.

                  16. Employment Obligation. The granting of any Option shall not impose upon the Company any obligation to employ or continue to employ any Optionee. The right of the Company to terminate the employment of any officer or other employee shall not be diminished or affected because an Option has been granted to him.

                  17. Adjustments. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                  If the Company shall effect a subdivision or consolidation of shares or other capital adjustment of, or the payment of a dividend in capital stock or other equity securities of the Company on, its Common Stock, or other increase or reduction

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of the number of shares of the Common Stock outstanding without receiving consideration therefor in money, services, or property, or the reclassification of its Common Stock, in whole or in part, into other equity securities of the Company, then (a) the number, class and per share price of shares of stock subject to outstanding Options hereunder shall be appropriately adjusted (or in the case of the issuance of other equity securities as a dividend on, or in a reclassification of, the Common Stock, the Options shall extend to such other securities) in a way that entitles an Optionee to receive, upon exercise of an Option, for the same aggregate cash compensation, the same total number and class or classes of shares (or in the case of a dividend of, or reclassification into, other equity securities, such other securities) he would have held after such adjustment if he had exercised his Option in full immediately before the event requiring the adjustment, or, if applicable, the record date for determining shareholders to be affected by such adjustment; and (b) the number and class of shares then reserved for issuance under the Plan (or in the case of a dividend of, or reclassification into, other equity securities, such other securities) shall be adjusted by substituting for the total number and class of shares of stock then received, the number and class or classes of shares of stock (or in the case of a dividend on, or reclassification into, other equity securities, such other securities) that would have been received by the owner of an equal number of outstanding shares of Common Stock as the result of the event requiring the adjustment. Comparable rights shall accrue to each Optionee upon successive subdivisions, consolidations, capital adjustment, dividends or reclassifications of the character described above.

                  If the Company shall make a tender offer for, or grant to all of its holders of its shares of Common Stock the right to require the Company or any subsidiary of the Company to acquire from such stockholders shares of, Common Stock, at a price in excess of the Current Market Price (a "Put Right") or the Company shall grant to all of its holders for its shares of Common Stock the right to acquire shares of Common Stock for less than the Current Market Price (a "Purchase Right") then, in the case of a Put Right, the Option Price shall be adjusted by multiplying the Option Price in effect immediately before the record date for the determination of stockholders entitled to receive such Put Right by a fraction, the numerator of which shall be the number of shares of Common Stock then outstanding minus the number of shares of Common Stock that could be purchased at the Current Market Price for the aggregate amount that would be paid if all Put Rights are exercised and the denominator of which is the number of shares of Common Stock that would be outstanding if all Put Rights are exercised; and, in the case of a Purchase Right, the Option Price shall be adjusted by multiplying the Option Price in effect immediately before the record date for the determination of the stockholders entitled to receive such Purchase Right by a fraction, the numerator of which shall be the number of shares of Common Stock then outstanding plus the number of shares of Common Stock that could be purchased at the Current Market Price for the aggregate amount that would be paid if all Purchase Rights are exercised and the denominator of which is the number of shares of Common Stock that would be outstanding if all Purchase Rights are exercised. In addition, the number of shares subject to the option shall be increased by multiplying the number of shares then subject to the Option by a fraction that is the inverse of the fraction used to adjust the Option Price. Notwithstanding the foregoing, if any such Put Rights or Purchase Rights shall terminate without being exercised, the Option Price and number of shares subject to Option shall be appropriately readjusted to reflect the Option Price and number of shares subject to the Option that would have been in effect

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if such unexercised Rights had never existed. Comparable adjustments shall be made upon successive transactions of the character described above.

                  After the merger of one or more corporations into the Company, after any consolidation of the Company and one or more corporations, or after any other corporate transaction described in Section 424(a) of the Code in which the Company shall be the surviving corporation, each Optionee, at no additional cost, shall be entitled to receive, upon any exercise of his Option, in lieu of the number of shares as to which the Option shall then be so exercised, the number and class of shares of stock or other equity securities to which the Optionee would have been entitled pursuant to the terms of the agreement of merger or consolidation if at the time of such merger or consolidation such Optionee had been a holder of a number of shares of Common Stock equal to the number of shares as to which the Option shall then be so exercised and, if as a result of such merger, consolidation or other transaction, the holders of Common Stock are not entitled to receive any shares of Common Stock pursuant to the terms thereof, each Optionee, at no additional cost shall be entitled to receive, upon exercise of his Option, such other assets and property, including cash to which he would have been entitled if at the time of such merger, consolidation or other transaction he had been the holder of the number of shares of Common Stock equal to the number of shares as to which the Option shall then be so exercised. Comparable rights shall accrue to each Optionee upon successive mergers or consolidations of the character described above.

                  After a merger of the Company into one or more corporations, after a consolidation of the Company and one or more corporations, or after any other corporate transaction described in Section 424(a) of the Code in which the Company is not the surviving corporation, each Optionee shall, at no additional cost, be entitled at the option of the surviving corporation (i) to have his then existing Option assumed or have a new option substituted for the existing Option by the surviving corporation to the transaction that is then employing him, or a parent or subsidiary of such corporation, on a basis where the excess of the aggregate fair market value of the shares subject to the option immediately after the substitution or assumption over the aggregate option price of such option is equal to the excess of the aggregate fair market value of all shares subject to the option immediately before such substitution or assumption over the aggregate option price of such shares, provided that the shares subject to the new option must be traded on the New York or American Stock Exchange or quoted on the National Association of Securities Dealers Automated Quotation System, or (ii) to receive, upon any exercise of his Option, in lieu of the number of shares as to which the Option shall then be so exercised, the securities, property and other assets, including cash, to which the Optionee would have been entitled pursuant to the terms of the agreement of merger or consolidation or the agreement giving rise to the other corporate transaction if at the time of such merger, consolidation or other transaction such Optionee had been the holder of the number of shares of Common Stock equal to the number of shares as to which the Option shall then be so exercised.

                  If a corporate transaction described in Section 424(a) of the code that involves the Company is to take place and there is to be no surviving corporation while an Option remains in whole or in part unexercised, it shall be canceled by the Board of Directors as of the effective date of any such corporate transaction but before that date each Optionee shall be provided with a notice of such cancellation and each

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Optionee shall have the right to exercise such Option in full to the extent it is then still unexercised during a 30-day period preceding the effective date of such corporate transaction.

                  For purposes of this Section 15, Current Market Price per share of Common Stock shall mean the last reported price for the Common Stock in the New York Stock Exchange--Composite Transaction listing on the trading day immediately preceding the first trading day on which, as a result of the establishment of a record date or otherwise, the trading price reflects that an acquiror of Common Stock in the public market will not participate in or receive the payment of any applicable dividend or distribution.

                  Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Options.

                  18. Amendment or Termination of Plan. The Board of Directors may amend, alter or discontinue the Plan, but no amendment or alteration shall be made which would impair the rights of any Optionee under any Option theretofore granted without his consent. The Board shall have the power to make all changes in the Plan and in the regulations and administrative provisions under the Plan or in any outstanding Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any Option granted pursuant to the Plan to qualify as an incentive stock option under
Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations that may be issued under that Section as in existence from time to time.

                  19. Written Agreement. Each Option granted under this Plan shall be embodied in a written option agreement, which shall be subject to the terms and conditions prescribed above, and shall be signed by the Optionee and by the appropriate officer of the Company for and in the name and on behalf of the Company. Each option agreement shall contain any other provisions that the Committee in its discretion shall deem advisable.

                  20. Indemnification of the Committee. The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further act on his part to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved because of his being or having been a member of the Committee, whether he continues to be such member of the Committee at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such member of the Committee (a) in respect of matters as to which he shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence

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or willful misconduct in the performance of his duty as such member of the
Committee, or (b) in respect of any matter in which any settlement is effected, to an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further, that no right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Committee unless, within sixty (60) days after institution of any such action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend the same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Committee and shall be in addition to all other rights to which such member of the Committee may be entitled to as a matter of law, contract or otherwise. Nothing in this Section 18 shall be construed to limit or otherwise affect any right to indemnification or payment of expense, or any provisions limiting the liability of any officer or director of the Company or any member of the Committee, provided by law, the Certificate of Incorporation of the Company or otherwise.

                  21. Effectiveness and Expiration of the Plan. The Plan shall be effective January 1, 1997. The Plan shall expire five years and one day after the effective date of the Plan, and thereafter no option shall be granted pursuant to the Plan.

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